UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

VWR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36673	26-0237871
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(Address of Principal executive offices, including Zip Code)

(610) 386-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On March 17, 2015, VWR Corporation (the “Company”) issued a press release announcing that its wholly owned subsidiary, VWR Funding, Inc. (the “Issuer”), intends to offer, subject to market and other customary conditions, €500 million in aggregate principal amount of senior notes due 2022 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Company will use the proceeds from the offering to repay current outstanding borrowings on its multi-currency revolving loan facility and accounts receivable facility and a portion of its U.S. dollar-denominated term loans. Subsequent to December 31, 2014, the Company borrowed €88.5 million and $25.0 million under its multi-currency revolving loan facility and $61.2 million under its accounts receivable facility to repay $150.0 million of its U.S. dollar denominated term loans and for general corporate purposes.

Item 8.01.	Other Events.

The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR CORPORATION

/s/ George Van Kula
Date: March 17, 2015	Name:	George Van Kula
	Title:	Senior Vice President, Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 17, 2015